                                                                      EXHIBIT 11

                         HBO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

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                                                                                             FOR THE THREE MONTHS
                                                                                                    ENDED
                                                                                                  MARCH 31,
                                                                                             --------------------
                                                                                               1996       1995
                                                                                             ---------  ---------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING...............................................................................     40,244     35,353
ADD -- Shares of common stock assumed issued upon exercise of stock options using the
       "treasury stock" method as it applies to the computation of primary earnings per
       share...............................................................................      1,637      1,640
                                                                                             ---------  ---------
NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING..................................     41,881     36,993
ADD -- Additional shares of common stock assumed issued upon exercise of stock options using the "treasury stock" method as it applies to the computation of fully diluted
       earnings per share..................................................................         33        106
                                                                                             ---------  ---------
NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING ASSUMING FULL DILUTION...........     41,914     37,099
                                                                                             ---------  ---------
                                                                                             ---------  ---------
NET EARNINGS FOR PRIMARY AND FULLY DILUTED EARNINGS
 PER SHARE.................................................................................  $  19,372  $  10,706
                                                                                             ---------  ---------
                                                                                             ---------  ---------
EARNINGS PER SHARE:
  PRIMARY..................................................................................  $    0.46  $    0.29
                                                                                             ---------  ---------
                                                                                             ---------  ---------
  FULLY DILUTED............................................................................  $    0.46  $    0.29
                                                                                             ---------  ---------
                                                                                             ---------  ---------
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